Exhibit 99.1
PRESSRELEASE
www.HelixESG.com
Cal Dive International, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release				07-018
		Contact:	Wade Pursell
Date:	August 28, 2007	Title:	Chief Financial Officer
Helix to Present at Lehman Brothers CEO Energy Conference
HOUSTON, TX — Helix Energy Solutions (NYSE: HLX) announced today that it will present at the Lehman Brothers CEO Energy Conference in New York, New York at the Sheraton New York Hotel & Towers on Wednesday, September 5, 2007.
The presentation will begin at 10:25 a.m. (Eastern Time) in the Empire Ballroom East. Audio of the presentation will be broadcast live from:
http://cc.talkpoint.com/LEHM002/090407a_jw/default.asp?entity=Helix
The slides will be available on the Helix website, www.HelixESG.com, by first clicking “Investor Relations” and then “Presentations”.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit. That business unit is a prospect generation, exploration, development and production company. Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.